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Dohan and Company                         7700 North Kendall Drive, 204
Certified Public Accountants              Miami, Florida     33156-7564
A Professional Association                Telephone      (305) 274-1366
                                          Facsimile      (305) 274-1368
                                          E-mail         info@uscpa.com
                                          Internet        www.uscpa.com

                    CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2/A of our report dated September 9, 2000, except as to
Note 15, which is November 9, 2000.

                                     /s/ Dohan and Company, P.A., CPA's

June 5, 2001

Member:
Florida Institute of Certified Public Accountants
American Institute of Certified Public  Accountants - Private Companies
                                                      and SEC Practice Sections
SC International - Offices in Principal Cities World-Wide                 [LOGO]